UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2013, Trade Street Residential, Inc. (the “Company”), through its operating partnership, Trade Street Operating Partnership, LP (the “Operating Partnership”), entered into a purchase and sale agreement (the “Purchase Agreement”) to purchase The Aventine, a 346-unit apartment community located in Greenville, South Carolina (the “Property”), which is presently 60% occupied as of the date of this Current Report on Form 8-K. The Purchase Agreement was entered into with an unrelated third party, The Aventine Greenville, LLC, a Delaware limited liability company that owns the Property. The purchase price is approximately $41.9 million, which the Company intends to fund with a portion of the net proceeds of the Company’s previously disclosed rights offering and the related private placement of shares of the common stock to certain investment entities managed or advised by Senator Investment Group LP (together, the “Rights Offering Transaction”).

The acquisition of the Property is expected to close in the first quarter of 2014, and is subject to customary closing conditions. The Purchase Agreement contains other terms, conditions, covenants, representations, and warranties from each of the respective parties that are customary and typical for a transaction of this nature, including an inspection period, prior to which the Company may terminate the Purchase Agreement for any reason without penalty. On December 11, 2013, the Purchase Agreement was amended to extend the expiration of the inspection period to December 26, 2013. The Company can offer no assurances that this acquisition will close on the terms described herein, or at all.

IMPORTANT ADDITIONAL INFORMATION

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of the Property and the closing of the Rights Offering Transaction. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

A registration statement relating to the Company’s contemplated rights offering has not yet become effective and no securities may be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities, and there shall not be any offer, solicitation or sale of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company has filed with the SEC a preliminary proxy statement in connection with the issuance of shares in the Rights Offering Transaction as well as certain other matters related to the Rights Offering Transaction. The Company and its directors and officers and Senator Investment Group LP and its employees and affiliates may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposals to be set forth in the proxy statement. Information about the Company’s directors and executive officers and Senator Investment Group LP and their ownership of the Company’s Common Stock will be set forth in the definitive proxy statement to be filed with the SEC by the Company.

The Company’s stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the Company, the issuance of shares in the Rights Offering Transaction and certain other matters. Stockholders may obtain free copies of the proxy statement when it becomes available at the SEC’s website at http://www.sec.gov, at the Company’s website at http:// www.tradestreetresidential.com or by writing to Trade Street Residential, Inc., 19950 W. Country Club Drive, Suite 800, Aventura, Florida 33180, Attention: Investor Relations. The contents of the Company’s website are not incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: December 11, 2013	By:	/s/ Richard Ross
Richard Ross
Chief Financial Officer